SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: September 9, 2004

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                        Gateway Financial Holdings, Inc.

     North Carolina                  000-33223                   56-2264354
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

        1145 North Road Street, Elizabeth City, North Carolina      27909
               (Address of principal executive offices)           (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

               This document contains 2 pages, excluding exhibits.

Item 8.01 -- Other Events.

      On September 9, 2004, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that its common stock began trading today on the NASDAQ National Market under the symbol "GBTS". The Company's common stock was quoted and traded on the NASDAQ SmallCap Market under the symbol "GBTS" through September 8, 2004.

      The Corporation, with $397 million in assets as of June 30, 2004, is a fast-growing financial services company headquartered in Elizabeth City, North Carolina. The Bank is a full-service community bank with a total of twelve offices in Elizabeth City (2), Edenton, Kitty Hawk, Nags Head, Plymouth and Roper, North Carolina, and in Chesapeake (2) and Virginia Beach (3), Virginia. The Bank also provides insurance agency services through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

Item 9.01(c) -- Exhibits

Exhibit 99:    Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Gateway Financial Holdings, Inc.

                                       By: /s/ D. Ben Berry
                                           ----------------
                                           D. Ben Berry
                                           President and Chief Executive Officer

                                        Date: September __, 2004